SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2004

AMERSHAM BIOSCIENCES CORP EMPLOYEE SAVINGS PLAN

(Exact name of registrant as specified in its charter)

N/A	1-35	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Centennial Avenue, Piscataway, NJ		08855-1327

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (609) 514-6434

Item 4. Changes in Registrant's Certifying Auditors

As a result of General Electric Company's ("GE's") acquisition of Amersham plc ("Amersham"), GE has engaged KPMG LLP as its independent auditors to audit the financial statements of the Amersham Biosciences Corp Employee Savings Plan (the "Plan") for the year ended December 31, 2003. PricewaterhouseCoopers LLP ("PWC") was dismissed as the independent registered public accounting firm of the Plan on May 14, 2004. The Audit Committee of GE has approved the engagement of KPMG to audit the Plan. The reports of PWC regarding the Plan's financial statements as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2002 and 2001 and through May 14, 2004, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PWC, would have caused it to make reference to the matter in its reports on the Plan's 2002 and 2001 financial statements. During the years ended December 31, 2002 and 2001 and through May 14, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). PWC has been provided with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of PWC's letter dated July 9, 2004 stating its agreement with such statements.

On May 14, 2004, the Plan engaged KPMG LLP as its independent accountants to audit the Plan's financial statements for the year ended December 31, 2003. During the years ended December 31, 2002 and 2001 and through the date of engagement of KPMG LLP, the Plan did not consult with KPMG LLP on any accounting or auditing matter.

Item 7(c). Exhibits

(16) Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 9, 2004

Exhibit Index

16      Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 9, 2004

(2)

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Amersham Biosciences Corp Employee Savings Plan

By:	/s/ Jean Stefanski

Jean Stefanski Vice President
Date: July 9, 2004

(3)